                             MODIFICATION AGREEMENT

         THIS MODIFICATION AGREEMENT ("Agreement") is made as of the 1st day of April, 2003, by and among EDAC TECHNOLOGIES CORPORATION, a Wisconsin corporation, with its chief executive office located at 1806 New Britain Avenue, Farmington, Connecticut 06032 ("EDAC" or "Borrower"), APEX MACHINE TOOL COMPANY, INC., a Connecticut corporation, with its chief executive office located at 1806 New Britain Avenue, Farmington, Connecticut 06032 ("APEX"), GROS-ITE INDUSTRIES, INC., a Connecticut corporation, with its chief executive office located at 1806 New Britain Avenue, Farmington, Connecticut 06032 ("GROS-ITE," together with APEX, collectively, "Guarantors") and FLEET NATIONAL BANK, a national banking association organized and existing under the laws of the United States of America with an office and place of business located at 777 Main Street, MS: CT EH 40219G, Hartford, Connecticut 06115 ("Fleet").

                              W I T N E S S E T H:

         WHEREAS, Fleet has made certain loans and advances (the "Original Loans") to Borrower, which loans and advances were guaranteed by the Guarantors; and

         WHEREAS, the Original Loans were in default and as part of the resolution of those defaults with Fleet, EDAC and Guarantors entered into certain financing arrangements with General Electric Capital Corporation; and

         WHEREAS, in connection with such resolution, Borrower, Guarantors and Fleet amended the documents evidencing the Original Loans pursuant to the following documents each dated September 29, 2000: (a) Amended and Restated Term Note made by EDAC to the order of Fleet in the original principal amount of $7,000,0000 ("Note"), (b) a Security Agreement by and between EDAC and Fleet ("EDAC Security Agreement") (c) a Security Agreement by and between APEX and Fleet ("APEX Security Agreement"), (d) a Security Agreement by and between GROS-ITE and Fleet ("GROS-ITE Security Agreement," together with EDAC Security Agreement and APEX Security Agreement, collectively, "Security Agreements"), (e) a Guaranty Agreement executed by APEX in favor of Fleet ("APEX Guaranty"), and
(f) a Guaranty Agreement executed by GROS-ITE in favor of Fleet ("GROS-ITE Guaranty," together with APEX Guaranty, collectively, "Guarantees"); and

         WHEREAS, the Original Loans as modified by the foregoing documents shall hereinafter be referred to herein as the "Loan";

         WHEREAS, the Borrower has requested and Fleet has agreed to sell and assign a portion of the indebtedness evidenced by the Note to Corsair Special Situations Fund, L.P. ("Corsair") pursuant to an Assignment and Intercreditor Agreement of even date herewith between Corsair and Fleet (the "Corsair Assignment") and accept other consideration in the form of future contingent payments as described hereinafter, in return for Fleet agreeing to forgive the remaining portion of the indebtedness evidenced by the Note and to further subordinate in favor of Corsair and other creditors its lien on the assets of the Borrower and the Guarantors;

         NOW, THEREFORE, in consideration of One Dollar ($1.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree that the Note, the Security Agreements, the Guarantees and other documents evidencing and/or securing the Loan (the "Other Documents," together with the Note, the Security Agreements and the Guarantees, collectively, the "Loan Documents") shall be modified as follows:

         1. Acknowledgments. The Borrower and Guarantors represent, warrant and covenant that:

                  (a) As of March 15, 2003, the aggregate principal amount of the indebtedness, of which the Borrower and Guarantors are legally, validly and enforceably indebted to Fleet under the Loan Documents was $7,000,000.00, late fees of $411,327.76, together with accrued and unpaid interest thereon of $1,316,243.06.

                  (b) The Borrower and Guarantors are legally, validly and enforceably liable for any and all costs and expenses of collection and attorneys' fees of Fleet related to or in any way arising out of the Loan Documents and/or the Loan.

         2.       Modification of Note.

                  (a) The parties hereto agree that the Borrower's obligations to Fleet under the Note (including, but not limited to, principal, interest and late fees) shall be reduced to (i) indebtedness evidenced by a promissory note in the original principal amount of $1,325,000 plus (ii) the contingent right to receive an additional payment of either $1,000,000 or $750,000 payable only upon the closing or consummation of a Trigger Event (as hereinafter defined), and the Note and all terms, covenants, conditions and provisions thereof shall be replaced, amended and restated in their entirety by the terms of (i) a certain promissory note of even date herewith in the original principal amount of $1,325,000, which note is attached hereto as Exhibit A ("Note A"), and (ii) a certain contingent payment obligation evidenced by a promissory note of even date herewith in the original principal amount of $1,000,000, which note is attached hereto as Exhibit B ("Note B" together with Note A, the "New Notes").

                  (b) Upon the execution and delivery of the New Notes, Borrower shall not be obligated to make any further payments under the Note.

         3. Payments under Note B. The Borrower shall only be required to make payments under Note B at such time and under such circumstances as provided in this Section 3.

         A. Definitions. The following terms shall have the meanings ascribed to them below:

         "Beneficial Owner" has the meaning ascribed to such term in Rule 13d-3 under the Exchange Act of 1934, as amended.

         "Change of Control" means:

                  (a) any acquisition of the Borrower by means of merger, consolidation or other form of corporate reorganization in which the outstanding shares of the Borrower are exchanged for securities or other consideration issued, or caused to be issued, by the acquiring entity or its subsidiary (other than a mere reincorporation transaction), under circumstances in which the holders of a majority in voting power of the outstanding capital stock of the Borrower immediately prior to the transaction own less than a majority in voting power of the outstanding capital stock of the Borrower or the surviving or resulting corporation, as the case may be, immediately following such transaction; or

                  (b) any person or entity not a Beneficial Owner of the Borrower on March 31, 2003 is or becomes a Beneficial Owner, directly or indirectly (including as a stockholder of a parent entity), of more than 50% of the total voting power of all outstanding shares of capital stock of the Borrower.

         "Trigger Event" means:

                  (a)      a Change of Control; or

                  (b) the closing of a public offering of securities of the Borrower in which securities are to be issued and sold by the Borrower; or

                  (c) the Borrower sells, leases, transfers, conveys or otherwise disposes of, in a single transaction or a series of transactions over any 12-month period, 55% or more in value of its assets (excluding the sale of inventory in the ordinary course of business and the sale of obsolete equipment or other equipment no longer useful in the business of Borrower) (an "Asset Sale"); or

                  (d) the Borrower ceases or substantially ceases its operations as in effect on March 31, 2003 or liquidates or dissolves.

         B. Notice of Trigger Event. The Borrower shall not enter into nor agree to enter into any Trigger Event without first notifying Fleet of the details of such Trigger Event. The Borrower may subject such notification to Fleet's execution of such confidentiality agreements as Borrower shall reasonably require.

         C. Payment Upon Trigger Event. Subject to the provisions and conditions set forth below, simultaneously upon the closing or consummation of a Trigger Event (the "Payment Date"), and after the payment of all indebtedness and obligations owed to General Electric

Capital Corporation and Corsair and all ordinary course obligations to unrelated creditors of the Borrower then required to be paid, the Borrower shall pay to Fleet an amount (the "Payment") equal to:

                  (a) if the Borrower (i) commenced bona fide negotiations with respect to, (ii) entered into an agreement to effect, or (iii) in fact closed or consummated, the Trigger Event (any of the circumstances described in (i), (ii) and (iii) hereof shall be deemed a "Trigger Event Initiation") after March 31, 2003 and on or before March 30, 2004, $1,000,000 in immediately available funds; and

                  (b) if subsection 3C(a) above is not applicable and if a Trigger Event Initiation took place after March 31, 2004 and on or before March 31, 2005, $750,000 in immediately available funds; and

         If no Trigger Event Initiation has occurred on or before March 31, 2005, the Borrower shall not be required to make any payment to Fleet under this Agreement or Note B , and the Borrower and Guarantors shall have no further obligation to Fleet under Note B or the Loan Documents.

         Upon making the Payment required by this Section 3C in full and in compliance with the terms hereof, the Borrower and Guarantors shall have no further liability to Fleet under Note B or the Loan Documents.

         In addition to those circumstances described in Section 3C(a)(i), (ii) and (iii) of this Agreement, each of the following shall constitute a Trigger Event Initiation:

                  (i) the Borrower enters into any agreement with any third party, including any preliminary agreement to effect a Trigger Event, even if the closing thereof was conditioned on future actions or events, and such closing occurs after the applicable date referenced in section 3C(a) or (b), above, with the amount due under the Trigger Event determined as of the earliest possible date relative to such Trigger Event;

                  (ii) the Borrower executes an agreement with any investment banking firm relating to the public offering of securities of the Borrower, and consummation of such agreement occurs after the applicable date referenced in section 3C(a) or (b), above, with the amount due under the Trigger Event determined as of the earliest possible date relative to such Trigger Event;

                  (iii) the Borrower files a registration statement under the Securities Act of 1933, as amended, relating to the public offering of securities of the Borrower in which securities are to be issued and sold by the Borrower, and such public offering occurs after the applicable date referenced in section 3C(a) or (b), above, with the amount due under the Trigger Event determined as of the earliest possible date relative to such Trigger Event;

                  (iv) the Borrower commences the selling, leasing, transfer, conveyance or other disposition of its assets that ultimately resulted, in a single transaction or a series of transactions over any 12-month period, the sale, lease, transfer, conveyance or otherwise disposition of 55% or more in value of its assets, (excluding the sale of inventory in the ordinary course of business and the sale of obsolete equipment or other equipment no longer useful in the business of Borrower), and such disposition occurs after the applicable date referenced in section 3C(a) or (b), above, with the amount due under the Trigger Event determined as of the earliest possible date relative to such Trigger Event; or

                  (v) the Borrower's Board of Directors authorizes by resolution or consent (x) the ceasing or substantial ceasing of the Borrower's operations as in effect on March 31, 2003, (y) the liquidation or dissolution of the Borrower or (z) the taking of any action which, if taken, would be expected to cause the Borrower to cease or substantially cease its operations as in effect on March 31, 2003 or to liquidate or dissolve, and such cessation, liquidation or dissolution occurs after the applicable date referenced in section 3C(a) or (b), above, with the amount due under the Trigger Event determined as of the earliest possible date relative to such Trigger Event.

         Notwithstanding anything in this Agreement or Note B to the contrary, no Trigger Event Initiation shall be deemed to have occurred with respect to a Change of Control or Asset Sale if the parties to such Trigger Event have ceased bona fide negotiations with respect to the same and do not resume bona fide negotiations with respect to the same at any time within the twelve (12) month period following cessation of such negotiations and such resumption of negotiations does not occur until after March 31, 2005.

         If the Payment is not paid on the Payment Date, then interest on the Payment shall accrue from the Payment Date at the rate of 10% per annum, compounded monthly, until paid in full.

         Subject to Fleet's execution of such confidentiality agreements as Borrower shall reasonably request, the Borrower shall promptly notify Fleet of the execution of any agreement, including any preliminary agreement, of the Borrower with any third party with respect to a Trigger Event.

         D. Other Payments. Notwithstanding the limitation of principal and interest payments, the Borrower and Guarantors shall at all times be obligated to make all other payments due under this Agreement, Note B and the Loan Documents (other than the Note), including without limitation, costs, expenses, attorneys fees and indemnifications provided for in this Agreement, Note B and the Loan Documents (other than the Note).

         4. Subordination of Note B Obligations. Notwithstanding anything contained in the Security Agreements to the contrary, Fleet agrees that upon the due execution of this Agreement by all parties and the full payment of the Purchase Price by Corsair under and as defined in the Corsair Assignment, all obligations of the Borrower under Note B , this Agreement, any of the Loan Documents and/or Fleet's lien securing any of said obligations shall be subordinate to (x) all obligations and liabilities of the Borrower and the Guarantors of whatever kind or nature owing to Corsair, and (y) all other current and future obligations and liabilities of the Borrower and the Guarantors of whatever kind or nature provided (a) such obligation or liability is owed or becomes owed to a third party which is not an affiliate, subsidiary or parent of Borrower or any Guarantor, nor a principal, shareholder, officer or director of the Borrower or any Guarantor or any affiliate, subsidiary or parent of Borrower or any Guarantor (other than obligations of a subsidiary to its parent incurred in the ordinary course of business); (b) such obligation or liability was incurred or is incurred in the ordinary course of Borrower's or Guarantors' business and (c) such obligation or liability was incurred or is incurred in an arms length transaction and is a bona fide obligation or liability and was not incurred for the purpose of defeating the payments due to Fleet after a Trigger Event. In no event shall the subordination set forth in this Section 4 subordinate the obligations due Fleet under Note B and its lien securing the same to the repayment of any obligations of the Borrower or Guarantors to its affiliates, subsidiaries or parents nor to principals, shareholders, officers or directors of Borrower or any Guarantor or any affiliate, subsidiary or parent of Borrower or any Guarantor (other than obligations of a subsidiary to its parent incurred in the ordinary course of business).

         5. Representations and Warranties. The Borrower and Guarantors severally, and not jointly, represent, warrant, and covenant to Fleet that:

                  (a) Subject to the consent of General Electric Capital Corporation, the consummation of the transactions contemplated by this Agreement and the New Notes is not prevented or limited by, or does not conflict with or result in a breach of the terms, conditions or provisions of, any evidence of indebtedness, agreement or instrument of whatever nature to which the Borrower or Guarantors are a party or by which Borrower or Guarantors, as applicable, are bound, does not constitute a default under any of the foregoing, and does not to the best of the knowledge of the Borrower or Guarantors, as applicable, after diligent investigation and with no notice to the contrary violate any federal, state or local law, regulation or order or any order of any court or agency which is binding upon the Borrower and Guarantors;

                  (b) Borrower and Guarantors have all requisite power to execute and deliver this Agreement, the New Notes and all other documents contemplated hereby, and the execution, delivery and performance of this Agreement and the New Notes have been duly authorized, when appropriate, by Borrower and Guarantors, respectively; and

                  (c) This Agreement and the New Notes have been duly executed and delivered by Borrower and Guarantors, respectively, and each of the documents executed in connection therewith when executed and delivered by Borrower and Guarantors will constitute, a legal, valid and binding obligation of Borrower and Guarantors enforceable against Borrower and Guarantors in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting generally the enforcement of creditors' rights, and except that the availability of specific performance, injunctive relief or any other equitable remedy may be subject to the discretion of the court before which any proceedings for such remedy may be brought.

                  (d) There are no pending legal proceedings to which Borrower or the Guarantors are a party which would prevent the consummation of the transactions contemplated by this Agreement or the New Notes.

                  (e) All written data, reports and information which Borrower has supplied Fleet and/or Corsair or caused to be supplied by a third party on its behalf in connection with the transactions contemplated by this Agreement, including, without limitation, the Corsair Assignment, are complete and accurate and contain no material omission or misstatement except such as have been corrected in a writing delivered to Fleet and Corsair.

         6.       Ratification.

                  (a) Each of the Loan Documents are hereby modified to the extent that all references therein to and descriptions therein of the Loan shall be deemed to refer to and describe the Loan, the Note and the other Loan Documents, as modified by this Agreement and the New Notes.

                  (b) Borrower and Guarantors hereby acknowledge and agree that, except as provided in this Agreement and the New Notes, none of the Loan Documents have been modified, amended, cancelled, terminated, superseded, or otherwise rendered of no force and effect.

                  (c) Borrower and Guarantors do hereby expressly reconfirm the conveyance and grant of the security interests to Fleet in the collateral to secure the obligations pursuant to the Loan Documents. Every other term, condition, and provision contained in the Note and the Loan Documents shall continue in full force and effect, except as modified herein and in the New Notes, and as so modified are hereby ratified and confirmed by the Borrower and the Guarantors.

                  (d) The Guarantors hereby reaffirm that they are legally and validly indebted to Fleet pursuant to and in accordance with the Guarantees. The undersigned further acknowledge and consent to the modification of the Loan and the Loan Documents in accordance with this Agreement and the New Notes, and acknowledge and affirm that each Guaranty remains in full force and effect and applies to the Loan and the Loan Documents as modified by this Agreement and the New Notes.

         7. Further Assurance. The Borrower and Guarantors shall perform, at the request of Fleet, such acts as may be necessary or advisable to carry out the intent of this Agreement and the New Notes.

         8.       Agreement of Borrower and Guarantors.

                  (a) Borrower and Guarantors hereby knowingly and, after receiving advice of counsel, acknowledge and agree that they do not now have or know of any basis for any claim in tort, contract or otherwise against Fleet, any of its affiliate companies or subsidiaries, its officers, directors, agents or employees (collectively, "Fleet Affiliates") for breach of the Note, the Loan Documents, this Agreement or the New Notes or which may arise out of the relationship between them and Fleet or any of the Fleet Affiliates pursuant to the Note, the Loan Documents, this Agreement or the New Notes.

                  (b) Borrower and Guarantors do hereby absolutely and unconditionally release and discharge the Fleet Affiliates from any and all claims, causes of action, losses, damages or expenses related to the Note, the Loan Documents, this Agreement, the New Notes or any of the documents or instruments executed and delivered in connection with the same or otherwise arising out of the debtor-creditor relationship between Borrower and Guarantors and Fleet or any of the Fleet Affiliates which Borrower and Guarantors may have against the Fleet Affiliates under the Note, the Loan Documents, this Agreement or the New Notes as of the date hereof, which period includes the execution and delivery of this Agreement and the documents and instruments to be executed and delivered pursuant to this Agreement.

         9. Assignment. This Agreement shall inure to the benefit of and bind the parties hereto and their respective successors and assigns.

         10. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut.

         11. Assignment to Corsair. By their execution of this Agreement, Borrower and Guarantors consent to the terms of the Corsair Assignment and recognize the rights of Corsair under Note A and those documents assigned to Corsair pursuant to the Corsair Assignment. Borrower and each Guarantor also hereby acknowledge that all payments, notices and other correspondence required to be delivered to Corsair shall be sent to Corsair as set forth on Schedule A hereto.

         12. Conditions to Obligation of Fleet. Fleet shall have no obligation under this Agreement until it is satisfied, in its sole and absolute discretion, that all of the following conditions shall have been satisfied prior to or on the date hereof:

                  (a) Representations and Warranties True. The representations and warranties contained in Section 5 of this Agreement and
Section 4 of the New Notes are true and correct, and Borrower shall have so certified to Fleet.

                  (b) Delivery of Documents. Borrower shall have duly executed and delivered to Fleet, in form and substance satisfactory to Fleet and its legal counsel, this Agreement, the New Notes and all further documents as Fleet may request to evidence the obligations or to create, perfect or continue any security interest or lien contemplated by this this Agreement, the New Notes and the Other Documents.

                  (c) Validity of Liens. All Encumbrances (as defined in the New Notes) in any collateral to be provided by Borrower shall have been created in favor of Fleet, which Encumbrances shall constitute legal, valid and enforceable and, unless otherwise consented to by Fleet, second security interests in and liens upon such collateral (except for liens disclosed to Fleet and approved prior to the date hereof). All filings, recordings, deliveries of instruments and other actions necessary or desirable in the sole and absolute discretion of Fleet and its legal counsel to create said Encumbrances shall have been made, taken and/or effected.

                  (d) Payment of Fees. Borrower shall have paid all fees and expenses due to Fleet in connection with this Agreement, including the fees and expenses of Fleet's legal counsel.

                  (e) Legal Matters. All legal matters incident to the transactions hereby contemplated shall be satisfactory to Fleet and its legal counsel.

         13. Waiver of Events of Default. Subject to the satisfaction of the conditions precedent set forth in Section 12 hereof, Fleet hereby waives the Events of Default arising out of Borrower's failure to make the required payments under the Note.

         14. Counterparts. This Agreement may be executed in separate counterparts and by each party on a separate counterpart, each of which, when executed and delivered, shall be deemed to be an original. Such counterparts shall together constitute one and the same instrument.

                            [Signature Page Follows]

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Signed and delivered in
the presence of:

                                                     BORROWER:

                                                     EDAC TECHNOLOGIES CORPORATION

/s/Carol S. Foley                                    By: /s/Dominick A. Pagano
--------------------------------------------             ---------------------------
                                                         Name: Dominick A. Pagano
                                                         Title: President

/s/Glenn L. Purple
--------------------------------------------

                                                     GUARANTORS:

                                                     APEX MACHINE TOOL COMPANY, INC.

/s/Carol S. Foley                                    By: /s/Dominick A. Pagano
--------------------------------------------             ---------------------------
                                                         Name: Dominick A. Pagano
                                                         Title: President

/s/Glenn L. Purple
--------------------------------------------

                                                     GROS-ITE INDUSTRIES, INC.

/s/Carol S. Foley                                    By: /s/Dominick A. Pagano
--------------------------------------------             ---------------------------
                                                         Name: Dominick A. Pagano
                                                         Title: President

/s/Glenn L. Purple
--------------------------------------------

                                                     FLEET:

                                                     FLEET NATIONAL BANK

/s/Michael P. Botelho                                By: /s/Steven R. Angeletti
--------------------------------------------             ---------------------------
                                                         Name: Steven R. Angeletti
                                                         Title: Vice President
                                                         Duly Authorized

/s/Susan B. Kelleher
--------------------------------------------

STATE OF CONNECTICUT)
                    ) ss. Farmington
COUNTY OF HARTFORD)

         On this the 1st day of April, 2003, before me, the undersigned, personally appeared Dominick Pagano_______, known to me to be the President of EDAC TECHNOLOGIES CORPORATION, a Wisconsin corporation, known to me to be the signer of the foregoing instrument, and as such signer, acknowledged the execution of same to be his/her free act and deed and the free act and deed of said corporation.

         IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

                                            /s/Carol S. Foley
                                            ----------------------------------
                                            Commissioner of the Superior Court
                                            Notary Public
                                            My Commission Expires: 3/31/04

STATE OF CONNECTICUT)
                    ) ss. Farmington
COUNTY OF HARTFORD)

         On this the 1st day of April, 2003, before me, the undersigned, personally appeared Dominick Pagano________, known to me to be the President_______of APEX MACHINE TOOL COMPANY, INC., a Connecticut corporation, known to me to be the signer of the foregoing instrument, and as such signer, acknowledged the execution of same to be his/her free act and deed and the free act and deed of said corporation.

         IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

                                            /s/Carol S. Foley
                                            ----------------------------------
                                            Commissioner of the Superior Court
                                            Notary Public
                                            My Commission Expires: 3/31/04

STATE OF CONNECTICUT)
                    ) ss. Farmington
COUNTY OF HARTFORD)

         On this the 1st day of April, 2003, before me, the undersigned, personally appeared Dominick Pagano_________, known to me to be the President_______of GROS-ITE INDUSTRIES, INC., a Connecticut corporation, known to me to be the signer of the foregoing instrument, and as such signer, acknowledged the execution of same to be his/her free act and deed and the free act and deed of said corporation.

         IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

                                            /s/Carol S. Foley
                                            ----------------------------------
                                            Commissioner of the Superior Court
                                            Notary Public
                                            My Commission Expires: 3/31/04

STATE OF CONNECTICUT)
                    ) at Hartford
COUNTY OF HARTFORD)

         On this the 2nd day of April, 2003, before me, the undersigned officer, personally appeared Steven R. Angeletti, who acknowledged himself to be the Vice President of FLEET NATIONAL BANK, a national banking association, and that he, as such Vice President, being authorized so to do, executed the foregoing instrument for the purposes therein contained as his free act and deed and the free act and deed of the bank, by signing the name of the bank by himself as such officer.

         In Witness Whereof I hereunto set my hand.

                                            /s/Michael P. Botelho
                                            ------------------------------------
                                            Notary Public/My Commission Expires:
                                            Commissioner of the Superior Court

                                    EXHIBIT A

                                    [Note A]

                                    EXHIBIT B

                                    [Note B]

                                   SCHEDULE A

Address for Notices to Corsair:

Corsair Special Situations Fund, L.P.
c/o Corsair Partners, LLC
747 Third Avenue, 36th Floor
New York, NY 10017
Attention: Ron Buck